UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  October 8, 2012

HARBINGER GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-4219 (Commission File No.)	74-1339132 (IRS Employer Identification No.)

450 Park Avenue, 27th Floor New York, New York 10022 (Address of principal executive offices)

(212) 906-8555
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.          Other Events

On October 12, 2012, Spectrum Brands, Inc. (“Spectrum Brands”), a majority indirectly-owned subsidiary of Harbinger Group Inc. (“HGI”), filed a Current Report on Form 8-K (“SB 8-K”) announcing the terms of the Acquisition Agreement, dated October 8, 2012 (the “Acquisition Agreement”), that it entered into with Stanley Black & Decker, Inc., a Connecticut corporation (“Seller”), pursuant to which Spectrum Brands will acquire the residential hardware and home improvement business of Seller.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the SB 8-K and documents referenced therein. Interested parties should read the SB 8-K and other announcements and public filings by Spectrum Brands regarding the Acquisition Agreement. Spectrum Brands’ filings with the Securities and Exchange Commission are available at www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

HARBINGER GROUP INC.

By:	/s/ Ehsan Zargar
Name: Ehsan Zargar
Title: Vice President, Counsel and Corporate Secretary

Dated:  October 12, 2012